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                                                                   Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT is made as of the 30th day of June, 2006, by and between Farmstead Telephone Group, Inc. a Delaware corporation, with offices at 22 Prestige Park Circle, East Hartford, CT 06108 ("Buyer"), Rhyne Communications, Inc., a Delaware corporation, with offices at 20 Chapin Road, Unit 1004, Pine Brook, NJ 07058 ("Seller"), Rhyne Capital Corporation with offices at 20 Chapin Road, Unit 1004, Pine Brook, NJ 07058 ("RCC") and Mr. Henry Delgado an individual with a residence at 10 Masar Road, Boonton, NJ 07005 ("Founder").

      In consideration of the mutual covenants, conditions and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

I.    Definitions

Certain terms when used in this Agreement shall be defined as follows:

1.1 "Affiliate" shall mean, with respect to any party, any entity, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with that party.

1.2  "Agreement" shall mean this Asset Purchase Agreement.

1.3 "Assumed Liabilities" shall mean (i) all liabilities and obligations of Seller under each Maintenance Contract arising from and after the effective date of the assignment of that Maintenance Contract to Buyer (ii) all obligations and liabilities of Seller under the Lease arising from and after the effective date of the assignment of the Lease and (iii) all obligations and liabilities of Seller under the Vehicle Financing Agreements from and after the effective date of the assignment of the Vehicles.

1.4 "Books and Records" shall mean all true and complete copies of all books, records, files, data and information of Seller relating to the Purchased Assets, including copies of all Maintenance Contracts, applicable financial and accounting records, and applicable service histories.

1.5 "Business" shall mean Seller's business relating to the sale, installation, maintenance and repair of Avaya and other telecommunications systems and equipment.

1.6 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

1.7  "Closing Conditions" shall mean the conditions described in Section 2.1.

1.8  "Closing Date" shall mean the date for the Closing specified in Section
2.2.

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1.9  "Excluded Assets" shall mean all assets of the Business that are not
Purchased Assets.

1.10 "Fixed Assets" shall mean the fixed assets that are identified in Schedule 1.10.

1.11 "Lease" shall mean that certain lease dated April 28, 2006 relating to Seller's Premises a copy of which is attached as Schedule 1.11.

1.12 "Landlord" shall mean the party from whom the Seller leases the Sellers Premises under the Lease.

1.13 "Maintenance Contracts" shall mean those contracts relating to the provision by Seller of post warranty maintenance and repair services to end user customers and which are identified in Schedule 1.13.

1.14 "Monthly Maintenance Contracts" shall mean those Maintenance Contracts under which the customer is billed by Seller and pays Seller for the applicable maintenance and repair services in advance on a monthly basis and which are identified as Monthly Maintenance Contracts on Schedule 1.13.

1.15 "Quarterly Maintenance Contracts" shall mean those Maintenance Contracts under which the customer is billed Seller and prepays Seller for the applicable maintenance and repair services in advance on a calendar quarterly basis and which are identified as Annual Maintenance Contracts on Schedule 1.13.

1.16 "Annual Maintenance Contracts" shall mean those Maintenance Contracts under which the customer is billed Seller and pays Seller for the applicable maintenance and repair services in advance on an annual basis and which are identified as Annual Maintenance Contracts on Schedule 1.13.

1.17 "Purchased Assets" shall mean the Maintenance Contracts, Vehicles, Fixed Assets and the Lease.

1.18 "Purchase Price" shall mean the consideration for the Purchased Assets as set forth in Section 2.6.

1.19 "Security Deposit" shall mean the security deposit posted by Seller under the Lease.

1.20 "Seller's Maintenance Obligations" shall mean all obligations under the Maintenance Contracts during the remaining portion of any coverage period that continues after the Closing Date for which Seller has received a prepayment from the customer prior to the Closing Date as indicated in Schedule 1.13.

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1.21  "Seller's Obligations" shall mean all other debts, liabilities, commitments and other obligations of Seller, RCC and Founder, of every kind or character, (whether accrued absolute, liquidated or unliquidated, express or implied, or fixed or contingent, known or unknown, due or to become due) other than the Assumed Liabilities, including without limitation, the Seller's Taxes, Seller's Maintenance Obligations,

1.22 "Seller's Premises" shall mean the office and warehouse space at 20 Chapin Road, Unit 1004, Pine Brook, NJ 07058.

1.23  "Vehicles" shall mean the Vehicles identified in Schedule 1.23.

1.24 "Vehicle Financing Agreements" shall mean the agreements between RCC and its lenders concerning the purchase financing of the Vehicles and which are identified in Schedule 1.23.

1.25 "Seller's Taxes shall mean any and all federal, state, local and other net income, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, license, lease, service, withholding, payroll, employment, excise, severance, stamp, occupation, property, customs, duties, or other fees, taxes, assessments or similar charges of any kind or nature whatsoever, imposed on Seller's Business by any governmental authority, together with any interest or penalties due thereon

1.26 "Trademarks" shall mean the registered and unregistered trademarks of Seller relating to the Maintenance Contracts.

II.   Closing, Sale of Purchased Assets, and Assumption of Assumed Liabilities

2.1 Closing Conditions. The Closing is subject to and conditioned upon (i) the Landlord having consented in writing to the assignment of the Lease to Buyer upon terms and conditions reasonably satisfactory to Buyer; (ii) Buyer's receipt of a written certification from the Landlord that, as of the date of the certification there are no environmental, nuisance, hazardous substance or other similar issues or liabilities pertaining to the Seller's Premises; and
(iii) Buyer entering into employment agreements with Mr. Henry Delgado upon terms and conditions reasonably satisfactory to Buyer. Regardless of anything to the contrary elsewhere in this Agreement, either party freely may terminate this Agreement immediately upon written notice and without any further liability to the other party whatsoever in the event that the Closing Conditions are not satisfied on or before July 15, 2006.

2.2 Closing. The Closing shall take place on the later to occur of (i) July 1, 2006 (ii) the next business day following the satisfaction of the Closing Conditions or (iii) such other date as may be mutually agreed to by the parties, and Seller and Buyer shall have a right of specific performance upon satisfaction of those Closing Conditions. Subject to

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Section 2.3 below, the Closing shall be effective at 12:01 AM on the Closing
Date (the "Effective Time").

2.3 Sale of Purchased Assets. At the Closing, Seller and RCC, with respect to the Vehicles, shall sell, convey, transfer, assign and deliver to Buyer the Purchased Assets, free and clear of all liens, claims, mortgages or encumbrances, except those encumbrances under the Vehicle Financing Agreements as set forth in Schedule 1.23; provided that it is understood and agreed that the transfer and assignment to Buyer of a Monthly Maintenance Contract, Quarterly Maintenance Contract or Annual Maintenance Contract, as the case may be, shall not relieve Seller from fulfilling all remaining Seller's Maintenance Obligations under those Contracts.

2.4 Closing Documents. At the Closing, Seller shall execute and deliver to Buyer a Bill of Sale for the Purchased Assets in the form attached as Schedule 2.4A and Seller and Buyer shall execute an Assignment and Assumption Agreement with respect to the Lease, Maintenance Contracts and Vehicle Financing Agreements which is in the form attached as Schedule 2.4B

2.5 Excluded Assets and Seller's Obligations. Regardless of anything to the contrary elsewhere in this Agreement, Buyer shall not purchase nor acquire any right, title or interest in or to any Excluded Assets and Buyer shall neither assume nor be responsible for any of the Seller's Obligations.

2.6 Purchase Price. (a) In consideration for the Purchased Assets acquired by Buyer under this Agreement, Buyer shall: (i) assume the Assumed Liabilities;
(ii) issue to Seller within thirty (30) days following the Closing Fifty Thousand (50,000) restricted shares of Buyer's common stock (the "Securities") and (iii) pay Seller at the Closing the sum of Fifteen Thousand Dollars ($15,000.00).

(b) Removal of Legend and Transfer Restrictions relating to the Securities. Seller understands that the Securities shall not be registered and Buyer shall not pledge, convey, sell, assign or transfer such Securities except in accordance with all applicable federal and state laws and regulations, including without limitation the Securities Act of 1933 as amended (the "Securities Act"). Any legend endorsed on a certificate for the Securities and the stop transfer instructions with respect to such Securities shall be removed and the Buyer shall issue a certificate without such legend to the holder thereof (i) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Buyer, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

(c) It is understood and agreed that Buyer shall have no obligations whatsoever to remit any portion of the Purchase Price to RCC in connection with the Vehicles. Seller shall be solely and

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exclusively responsible for payment of that portion of the Purchase Price due
RCC in connection with the Vehicles, if any, and RCC shall look solely and exclusively to Seller for payment of that portion of the Purchase Price, if any, to which they might be entitled in connection with the Vehicles.

2.7 Allocation of Purchase Price. As soon as reasonably practicable after the Closing Date, Buyer's and Seller's independent auditors shall determine and agree upon an allocation of the Purchase Price and other considersideration paid by pursuant to this Agreement, and based upon such allocation, Buyer and Seller shall prepare and make such tax filings as may be required under Section 1060 of the Internal Revenue Code and regulations promulgated thereunder and under the appicable laws and regulations of any other relevant jurisdications relating to the allocation of the Purchase Price. Regardless of the foregoing it is understood and agreed that the $15,000.00 payment by Buyer to Seller shall be allocated to the purcahse of the Fixed Assets.

2.8 Transfer or Sales Taxes. Buyer will pay all sales, stamp, recordation, transfer and similar taxes arising out of, or related to, the transactions contemplated by this Agreement.

2.9 Bulk Sales. To the extent applicable, if at all, Buyer and Seller waive compliance with the provisions of any so-called "bulk sales" laws of any jurisdiction in connection with the sale, assignment and transfer of the Purchased Assets.

III.  Covenants and Other Agreements

3.1 Fixed Assets and Seller's Inventory. (a) From and after the Closing Date, Seller shall have reasonable access to and be entitled to use the Fixed Assets to the extent necessary to discharge Seller's Maintenance Obligations at no charge. Seller shall be entitled to store its inventory at Seller's Premises at no charge from and after the assignment of the Lease to Buyer and thereafter for so long as Buyer continues to occupy the Seller's Premises under the Lease, provided that Seller shall bear the risk of any loss or damage to such inventory, except to the extent such loss or damage is caused by Buyer's gross negligence or willful misconduct. Seller shall be solely responsible for all costs and expenses of insuring the inventory.

(b) Immediately following the Closing Date, Seller shall transfer all telephone numbers used by Seller in connection with the Maintenance Contracts to Buyer and shall take any and all steps as may be necessary to effect that transfer.

3.2 Trademarks. Seller and Founder hereby grant Buyer the right to use the Trademarks for a period of six (6) months following the Closing Date in order to facilitate the orderly transfer of the Purcahsed Assets and Buyer's assumption of the Assummed Liabilities. For a period of three (3) years following the Closing Date, neither Seller nor Founder shall sell or license the Trademarks to any third person or entity nor shall they otherwise grant any third person or entity the right to use the Trademarks without Buyer's prior written consent.

3.3 The Assumed Liabilities; Seller's Obligations. (a) Buyer shall satisfy, fulfill and discharge the Assumed Liabilities at Buyer's sole cost, risk and expense.

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(b)  Seller shall satisfy, fulfill and discharge the Seller's Obligations as and when they arise at Seller's sole cost, risk and expense.

(c) Without limiting the generality of subsection 3.3(b), Seller shall promptly satisfy, fulfill and discharge all Seller's Maintenance Obligations at Seller's sole cost, risk and expense. In the event that Seller fails to fulfill its Seller's Maintenance Obligations as and when required, Buyer shall have the right but not the obligation to fulfill those obligations. In the event that Buyer furnishes any labor, materials and/or other services in connection with the Seller's Maintenance Obligations, either under the preceding sentence or at Seller's request, Buyer shall invoice Seller and Seller shall pay Buyer an amount that is equal to Buyer's then current labor and material rates for the services in question. Seller shall remit payment of each of Buyer's invoices within thirty (30) days following receipt.

(d) Seller shall be solely responsible for the cost and expense of repairing any damage to or alteration of the Seller's Premises that occurred prior to the effective date of the assignment of the Lease to Buyer. Buyer shall be solely responsible for the cost and expense of repairing any damage to or alteration of the Seller's Premises that occurs on or after the effective date of the assignment of the Lease to Buyer. Following the assignment of the Lease to Buyer, Buyer shall reimburse Seller for an amount equal to the Security Deposit less any costs that are incurred by the Buyer in connection with the repairs for which either Seller is responsible under this Section.

(e) Buyer shall be responsible for paying the costs and expenses associated with the operation of the Seller's Premises that arise from and after the effective date of the assignment of the Lease to Buyer, including but not limited to utilities, telephone, fax and data charges and office supplies. Seller shall be responsible paying all such such charges that arise prior the effective date of the assignment of the Lease to Buyer.

3.4 Seller's Employees. The parties acknowledge that it is Seller's intention to terminate all employees of the Business as of the Closing Date, and Seller shall be solely responsible for the payment of any and all salaries, commissions, bonuses, vacation pay, sick pay, 401K, retirement and other benefits due and owed to those employees through the date of their termination as well as any severance or termination benefits, if any, to which they may be entitled (collectively the "Termination Benefits"). Buyer may but shall not be obliged to offer employment to any employee that is terminated by Seller; provided that neither an offer of employment by Buyer nor an acceptance of that offer by a terminated employee shall relieve Seller of its obligations for the Termination Benefits. Regardless of the foregoing, Buyer shall either pay directly or reimburse Seller for the costs of providing continuing health insurance coverage under COBRA for (1) month for each of Seller's employees that Buyer employs within thirty (30) days following the Closing.

3.5 Third Party Consents. Seller shall, with the reasonable cooperation of Buyer, obtain as soon as practicable after the Closing Date any and all consents that may be necessary for the valid and binding assignment of the Lease, Vehicle Financing

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Agreements and the Maintenance Contracts to the Buyer. Each consent shall be in writing and in form and substance reasonably satisfactory to Buyer.

3.6 Maintenance Contract Billings and Collections. Buyer shall be entitled to bill and collect for its own account all fees and charges due under or with respect to the Maintenance Contracts from and after the Closing Date. From and after the Closing Date, Seller shall promptly forward to Buyer all payments that Seller receives of any fees and charges to which Buyer is entitled under the Maintenance Contracts, together with all requisite check endorsements.

3.7 Further Assurances. From time to time, each party shall execute and deliver or cause to be delivered such further instruments of transfer, assignment, conveyance or assumption and perform other acts as may be reasonably requested by the other party to in order to more effectively carry out the transactions contemplated by this Agreement.

3.8 Publicity. Neither party shall at any time make any public disclosure of the terms and conditions of this Agreement, of any transaction or the fact that discussions for an acquisition are taking place, except to the extent that such disclosure (i) is required by law or the rules and regulations of the Securities and Exchange Commission or (ii) has been agreed to by the other party. In any event, the parties will work together to ensure that any disclosure is accurate and in the best interests of both parties.

IV.   Representations and Warranties of Seller RCC and Founder

Seller, RCC and Founder hereby jointly and severally represent and warrant to Buyer and as an inducement to Buyer to enter into this Agreement that on and as of the Effective Date and on and as of the Closing Date:

4.1 Corporate. (a) Good Standing. Seller and RCC is each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Power and Authority. Seller and RCC each has the complete and unrestricted authority to conduct the Business and to consummate the transactions contemplated by this Agreement.

(c) Authorization; Execution and Enforceability. (1) The execution, delivery and performance by Seller and RCC of this Agreement and all other instruments and agreements between and among the parties and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Seller and RCC, respectively.

(2) No other actions or proceedings on the part of Seller, RCC or Founder are necessary to authorize the execution, delivery and performance of this Agreement or any of the other instruments and agreements between the parties provided for in this Agreement.

(3) The execution, delivery and performance by Seller, RCC and Founder of this Agreement and the instruments and agreements between and among the parties and the

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consummation of the transactions contemplated by this Agreement: (i) will not require the consent, approval or authorization of any person, organization, court or federal, state or local governmental authority; (ii) will not give rise to any lien, security interest, claim, encumbrance or restriction on any Purchased Assets; and (iii) will not require any notice or filing under any federal or state statutes or regulations or under the provisions of any order issued by any court or tribunal of competent jurisdiction; except for the Landlord's consent to assign the Lease and the third party consents required to assign the Maintenance Contracts and Vehicle Financing Agreements.

(4) This Agreement, and the instruments provided for in this Agreement, constitute or will constitute when executed a valid and binding obligation enforceable against Seller, RCC and Founder in accordance with their terms.

4.2 Title. Seller has good, valid and marketable title to each of the Purchased Assets free and clear of any liens, security interests, claims or encumbrances of any kind whatsoever. RCC has good, valid and marketable title to each of the Vehicles, except for the liens, security interests, claims or encumbrances arising under the Vehicle Financing Agreements as described in
Schedule 1.23. On the Closing Date, Buyer shall receive good and marketable title to the Purchased Assets free and clear of any liens, security interests, claims or encumbrances of any kind, whatsoever except for the liens, security interests, claims or encumbrances arising under the Vehicle Financing Agreements as described in Schedule 1.23.

4.3. Maintenance Contracts, Lease and Vehicle Financing Agreements. A true, correct and complete list of all Maintenance Contracts is set forth in Schedule
1.13. Seller is in compliance with and not in default of any provisions of any Maintenance Contract. Except as indicated in Schedule 1.13, neither Seller nor Founder has received notice or has any reason to believe that any customer of a Maintenance Contract intends to terminate its Maintenance Contract. A true, correct and complete and correct copy of the Lease is attached as Schedule
1.11. Seller is in compliance with and not in default of any provisions of the Lease. A true, correct and complete list of all Vehicle Financing Agreements is set forth in Schedule 1.23. Seller is in compliance with and not in default of any provisions of any Vehicle Financing Agreement.

4.4 Fixed Assets. A true, correct and complete list of the Fixed Assets is set forth in Schedule 1.10.

4.5 Seller's Maintenance Obligations. True, correct and complete descriptions of all coverage periods following the Closing Date for which Seller has received a prepayment from the customer under the Maintenance Contracts prior to the Closing Date are set forth in Schedule 1.12.

4.6 Maintenance Contract Revenue. A true, correct and complete list of the amounts paid by Seller's customers for their respective Maintenance Contracts as of the Closing Date is set forth in Schedule 1.13.

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4.7  INTENTIONALLY LEFT BLANK

4.8 Seller's Taxes. All of Seller's Taxes have been fully paid and discharged through the Effective Date and Seller has not received nor is in possession of any delinquency, past due or other similar notices of nonperformance from any federal, state or local taxing authorities.

4.9 Pending Claims, Litigation and Governmental Proceedings. Except as disclosed in Schedule 4.9, there is no claim, complaint, suit, action, arbitration, or regulatory, administrative, or governmental proceeding or any other proceeding pending or threatened against Seller that: (i) might individually or in the aggregate materially adversely affect the Purchased Assets or (ii) is likely to result in the restraint of, prohibition of or the obtaining of substantial damages or other relief in connection with this Agreement or the consummation of this Agreement.

4.10 Undisclosed Liabilities. Except as disclosed in Schedule 4.10, there are no material liabilities or obligations, whether accrued, absolute, contingent or pending, of any nature, including without limitation any tax liability, which now or hereafter could attach to any of the Purchased Assets.

4.11 Compliance with Law. Neither Seller nor RCC is in violation of any statute or law or any judgment order, decree, regulation or rule of any court or governmental authority.

4.12 No Broker's Fees. No person other than Founder, Seller and RCC and their affiliated companies (and their respective directors, officers, employees and outside accountant's and attorneys) has arranged or participated in arranging, on behalf of them the transactions contemplated by this Agreement. There are no broker's or finder's fees to be paid by Founder Seller, or RCC and neither of them has any knowledge of any claim by any person claiming through Founder, Seller or RCC for a broker's or finder's fee to be paid by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

4.14. Disclosure. No representation or warranty made by Seller, RCC or Founder in this Agreement, nor any statement, certificate exhibit or Schedule furnished or to be furnished by Seller under this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

V.    Representations and Warranties of Buyer

Buyer represents and warrants to Seller that on and as of the Closing Date:

5.1 Corporate. (a) Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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(b)  Power and Authority to Enter Into Agreement. Buyer has the complete and unrestricted authority to consummate the transactions contemplated by this Agreement.

(c) Due Execution and Enforceability. (1) The execution, delivery and performance by Buyer of this Agreement and all other instruments and agreements between and among the parties and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Buyer.

(2) No other actions or proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or any of the other instruments and agreements between the parties provided for in this Agreement.

(3) The execution, delivery and performance of this Agreement and the instruments and agreements between and among the parties and the consummation of the transactions contemplated by this Agreement: (i) will not require the consent approval or authorization of any person, organization, court or federal, state or local governmental authority and (ii) will not require any notice or filing under any federal or state statutes or regulations or under the provisions of any order issued by any court or tribunal of competent jurisdiction.

(4) This Agreement, and the instruments provided for in this Agreement, constitute or will constitute when executed a valid and binding obligation enforceable against Buyer in accordance with its terms.

5.2 No Breach of Statute or Contract. The execution, delivery and performance of this Agreement and the instruments and agreements between and among the parties and the consummation of the transactions contemplated by this Agreement on the part of Buyer will not breach or violate: (i) any statute, law, ordinance, rule or regulation of any governmental authority, domestic or foreign; (ii) any of the terms, conditions or provisions of the articles of incorporation, by-laws, shareholder agreements or any other documents or agreements relating to Buyer's corporate governance; or (iii) any judgment, order, injunction, decree, contract, agreement or other instrument to which Buyer is a party or by which Buyer or any of its properties, rights or assets is bound.

5.3 No Broker's Fees. No person other than Buyer and its affiliated companies (and their respective directors, officers, employees and outside accountant's and attorneys) has arranged or participated in arranging, on behalf of Buyer the transactions contemplated by this Agreement. There are no broker's or finder's fees to be paid by Buyer, and Buyer has no knowledge of any claim by any person claiming through Buyer for a broker's or finder's fee to be paid by Seller in connection with the consummation of the transactions contemplated by this Agreement.

VI    Indemnification

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6.1  Indemnification by Seller and Founder. Seller and Founder shall defend, indemnify and hold harmless Buyer and its Affiliates (and their respective shareholders, directors, officers and employees) from and against any liability, loss, damage, cost or expense (including without limitation reasonable attorney's fees) arising out of or relating to:

(i) any misrepresentation or breach by Seller, RCC and/or Founder of any of the representations and warranties set forth in this Agreement; provided that Buyer's claim for indemnification arises and is submitted within twelve (12) months following the Closing Date;

(ii) any breach by Seller, RCC or Founder of any of its covenants, agreements and obligations under this Agreement other than those subject to subsection 6.1
(i) above;

(iii) any failure by Seller to discharge and satisfy the Seller's Obligations or the Termination Benefits; or

(iv) Seller's performance under or in connection with the Maintenance Contracts, Lease and Vehicle Financing Agreements prior to the Closing Date.

6.2 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless the Seller and Founder (and all of shareholders, directors, officers and employees of Seller) from and against any liability, loss, damage, cost or expense (including without limitation reasonable attorney's fees) arising out of or relating to:

(i) any misrepresentation or breach by Buyer of any its representations and warranties set forth in this agreement; provided that Seller's or Founder's claim for indemnification arises and is submitted within twelve (12) months following the Closing Date;

(ii) any breach by Buyer of any of its covenants, agreements and obligations under this Agreement other than those subject to item subsection 6.2 (i) above; or

(iii)  the Assumed Liabilities on or after the Closing Date; or

6.3 Claims For Reimbursement. In the event that a party suffers any liability, loss, damage, cost or expense for which it is entitled to be indemnified under this Article 6, that party (the "Indemnified Party") shall give the other party(ies) (individually or collectively, as the case may be, the "Indemnifying Party") prompt written notice of the nature of the claim and its amount, if known. The Indemnifying Party shall have thirty (30) days from the date of its receipt of the written notice to investigate and dispute the nature, validity or amount of the claim. During the thirty (30) day period, the Indemnifying Party shall have reasonable access during normal business hours to all books, records and other information of the Indemnified Party that is pertinent to its claim. The Indemnifying Party shall notify the Indemnified Party in writing of any dispute with the claim on or before the conclusion of the thirty (30) day period. In the absence of a dispute, the Indemnifying Party shall reimburse the Indemnified Party for

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the full amount or the undisputed amount of the claim within sixty (60) days following its receipt of the written notice of the claim.

6.4 Third Party Claims. (a) Upon notice of any claim, action, suit or proceeding by a third party giving rise to a claim for indemnification under
Section 6.1 or 6.2 ( a "Third Party Claim"), the Indemnifying Party shall be granted by the Indemnified Party sole control and authority over the defense and/or settlement of the Third Party Claim.

(b) In the event of a Third Party Claim, the Indemnified Party may engage its own legal counsel to participate in the third Party Claim; provided that the Indemnified Party shall bear all costs and expenses for its counsel unless the Indemnifying has failed to defend the Third Party Claim or the Third Party Claim creates a conflict of interest between the parties that prohibits or substantially impairs a joint defense agreement between the parties.

(c) Regardless of anything to the contrary, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any agreement or consent to any order that compromises or settles a Third Party Claim unless that agreement and or order includes an unconditional release of the Indemnified Party by the claimant from any and all liability with respect to the Third Party Claim.

6.5 Limitation on Indemnity Liability. In no event shall Buyer have any further liability to the Seller or Founder under this Article 6 after the aggregate amount paid by Buyer to or expended by Buyer on behalf of Seller and/or Founder under this Article 6 equals One Hundred Thousand Dollars ($100,000.00). In no event shall Seller or Founder have any further liability to the Seller or Founder under this Article 6 after the aggregate amount paid by Seller and/or Founder or expended by Seller and/or Founder on behalf of Buyer under this
Article 6 equals One Hundred Thousand Dollars ($100,000.00).

VII   Covenant Not To Compete

7.1 Restrictive Covenant. The Seller, RCC and Founder covenant and agree that for a period of three (3) years following Closing Date neither Seller, RCC nor Founder shall, anywhere in the Restricted Area, either directly or indirectly, Compete with, own, have an interest in, manage, engage in or be employed by, connected with or work for, any person, corporation, partnership or other entity that competes with the post warranty maintenance business of the Buyer or its successors or assigns, or which is owned by, affiliated with, or the owner of any such competitor of the Buyer, without the written consent of the Buyer.

7.2  Definitions. Certain terms used in this shall have the following meanings:

(a) "Compete" shall mean engaging, participating, or being involved in any respect or in any capacity in the business of furnishing any aid, assistance or service of any kind to any person or entity in connection with the trading, leasing, buying, selling, exchanging, lending to, borrowing from, marketing, merchandising, importing, exporting, distributing

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or producing of any product or service similar in either design or function, or both, to any product or service of the Buyer's post warranty maintenance business.

(b) "Restricted Area" shall mean any state in which a covered customer under a Maintenance Contract is located.

7.3 "Blue-Pencil" Rule. The parties desire that the provisions of this Article VII be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement is sought. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Seller or Founder in this Article VII are unreasonable or unenforceable because of the duration, area of restriction, or otherwise, the parties agree and intend that the court shall enforce this Article VII to whatever extent the court deems reasonable. The parties intend that the court shall have the right to strike or change any provision of Article VII and substitute different provisions to effect the intent of this Section 7.3.

VIII  Miscellaneous

8.1 Costs and Expenses. Each party shall bear its respective costs and expenses in connection with the negotiation, execution and performance of this Agreement.

8.2 Amendment. This Agreement may not be amended, modified or supplemented, except in a written document signed by the authorized representatives of both parties.

8.3 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when received (a) personally or by messenger, (b) by overnight delivery service, (c) by United States mail, certified or registered mail, postage prepaid, return receipt requested, or (d) by facsimile, in all cases addressed to the party for whom it is intended at the address and to the attention of the individual(s) identified below, unless and until either of the parties notifies the other in writing of a change of address:


If to Seller:                               If to Founder:
------------                                -------------

Rhyne Communications, Inc.                  Mr. Henry Delgado
20 Chapin Road, Unit 1004                   10 Masar Road
Pine Brook, NJ  07058                       Boontown, NJ  07005
Attention: Mr. Henry Delgado, President     Facsimile:
Facsimile: 973-867-2010



If to RCC

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Rhyne Capital Corporation
20 Chapin Road, Unit 1004
Pine Brook, NJ  07058
Attention: Mr. Henry Delgado
Facsimile: 973-867-2010

If to Buyer:
Farmstead Telephone Group
22 Prestige Park Circle
East Hartford, CT 06108

Attention: Chief Executive Officer
Facsimile: (860) 610-6001

8.4 Assignment. This Agreement may not be assigned by either party without the other party's prior written consent, except that after the Closing Date, Buyer may assign this Agreement to an Affiliate or to an acquirer of substantially all of the assets of that portion of its business to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Any attempted assignment in contravention of this Section shall be null and void.

8.5 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. Article and Section headings in this Agreement are provided for convenience of reference only; they do not constitute a part of this Agreement nor shall they be referred to in or have any bearing upon the construction or interpretation of this Agreement.

8.6 Waiver. No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other provision or a waiver of any subsequent breach of the same provision, and the failure of a party to enforce at any time any provision of this Agreement shall not be deemed a waiver of any right of that party to subsequently enforce that provision or any other provision.

8.7 Governing Law, Disputes and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to any conflict of law principles or rules. Prior to filing any lawsuit, the parties shall endeavor to resolve a dispute first by negotiation, and if unsuccessful, through non-binding mediation under the auspices of a recognized professional mediator acceptable to both parties. Any lawsuit arising out of or relating to this Agreement shall be filed in a federal or state court situated in the State of Connecticut, and each party irrevocably submit itself to the jurisdiction of those courts.

8.8 Severability. If any provision, clause or part of this Agreement, or its application under certain circumstances, is held invalid, the remainder of this Agreement, or the

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application of the pertinent provision, clause or part under other circumstances, shall not be affected by that holding.

8.9 Entire Agreement. This Agreement, including the attached Schedules, sets forth the entire agreement and understanding between the parties with respect to this subject matter and supersedes all prior and contemporaneous negotiations, discussions, agreements and understandings between the parties concerning those matters.

IX    Founder Guaranty

9.1 In consideration of and as an inducement to Buyer entering into this Agreement, the Founder hereby unconditionally and absolutely guarantees the prompt and complete performance of all of Seller's obligations under this Agreement. Founder specifically agrees that Buyer may proceed against Founder to enforce any and all of Seller's obligations under this Agreement without first proceeding against Seller and regardless of whether Seller (i) becomes insolvent; (ii) has a receiver or liquidator appointed for its business or assets; (iii) has an assignment made for the benefit of its creditors; (iv) files or has filed against it a petition for winding up its affairs; (v) files or has filed against it a petition under any applicable bankruptcy statutes or regulations; (vi) or (vii) ceases operations.

9.2 The provisions of this Article IX shall be binding upon the Founder and his heirs, successors and permitted assigns.




             SIGNATURES OF THE PARTIES APPEAR ON THE FOLLOWING PAGE

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed in its name by its duly authorized officer as of the day and year first written above.


Buyer:                          Farmstead Telephone Group, Inc.

                                By: /s/ Nevelle R. Johnson

                                Name: Nevelle R. Johnson

                                Title: Evp


Seller:                         Rhyne Communications, Inc.


                                By: /s/ Henry Delgado

                                Name: Henry Delgado
                                Title: President


RCC:                            Rhyne Capital Corporation

                                By: /s/ Henry Delgado

                                Name: Henry Delgado

                                Title: President


Founder                         Henry Delgado

                                /s/ Henry Delgado

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